Exhibit 24a



                               POWER OF ATTORNEY


     The Director whose signature appears below hereby appoints Robert C. Murray and James T. Foran, the agents for service named in this Registration Statement, as attorneys-in-fact, to execute in the name of such person and to file with the Securities and Exchange Commission this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement.


                                            /s/    MARILYN M. PFALTZ
                                           _______________________________
                                                   Marilyn M. Pfaltz
                                                        Director


March 19, 1998